UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

13757 North Stemmons Freeway, Farmers Branch, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of matters to a Vote of Security Holders.

a) The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the "Company") was held in Carrollton, Texas at our future corporate offices of the Company on March 18, 2020.

b) At the meeting, the following proposals were voted on:

Proposal 1:  Election of Directors

The following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
David E. Chymiak	4,615,502	2,356,785	2,223,141
Thomas J. Franz	4,438,475	2,533,812	2,223,141
Timothy S. Harden	6,826,056	146,231	2,223,141
Joseph E. Hart	5,145,909	1,826,378	2,223,141
James C. McGill	4,445,564	2,526,723	2,223,141
John M. Shelnutt	6,847,196	125,091	2,223,141
David W. Sparkman	4,595,642	2,376,645	2,223,141

Proposal 2:  Ratify HoganTaylor as the Company's Independent Registerd Public Accountant

The shareholders ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year with 6,735,513 votes for, 2,453,679 votes against, and 6,236 votes abstaining.

Proposal 3:  Approve Amendment to Company's 2015 Incentive Stock Plan

The shareholders approved an amendment to authorize an additional 1,000,000 shares of common stock to the 2015 Incentive Stock Plan with 4,106,661 votes for, 2,861,970 votes against, and 3,656 votes abstaining.  There were 2,223,141 broker non-votes.

Proposal 4:  Proposal to Approve Director Compensation Plan

The shareholders approved a new director compensation plan with 4,553,588 votes for, 2,145,769 votes against, and 84,261 votes abstaining.  There were 2,223,141 broker non-votes.

Proposal 5:  Approve, on an Advisory Basis, Executive Compensation

The shareholders approved a new executive compensation plan with 4,761,306 votes for, 2,124,006 votes against, and 86,975 votes abstaining.  There were 2,223,141 broker non-votes.

Proposal 6:  Approve, on an Advisory Basis, the Frequency of Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-vote
3,627,425	154,000	3,102,726	88,136	2,223,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: March 23, 2020

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer